POWER OF ATTORNEY
Know all by these presents, that the
undersigned hereby constitutes and appoints
each of Jason K. Horowitz and Alexis
Critides, signing singly, the undersigned's
true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity
as a director of CKX, Inc. (the "Company"),
a Form ID, the Uniform Application for
Access Codes to File on EDGAR, in accordance
with Regulation S-T, promulgated under the
Securities Act of 1933, as amended, (the
"Securities Act") and the Securities
Exchange Act of 1934, as amended, (the
"Exchange Act") and Forms 3, 4, and 5 in
accordance with Section 16(a) of the
Exchange Act and the rules and regulations
thereunder;
(2)	do and perform any and all acts for and
on behalf of the undersigned which may be
necessary or desirable to (i) complete
application for and generation of any and
all necessary codes to be used in the future
to file any statement required by either the
Securities Act or the Exchange Act on the
Securities and Exchange Commission's
Electronic Data Gathering, Analysis and
Retrieval system, and (ii) complete and
execute any Form 3, 4, or 5, complete and
execute any amendment or amendments thereto,
and timely file such Forms with the United
States Securities and Exchange Commission
and any stock exchange or similar authority;
and
(3)	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 8th day of May, 2006.

        /s/ John D. Miller